Exhibit 32.1

CERTIFICATIONS
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the Annual Report of Cabela's Incorporated  (the “registrant”) on Form 10-K for the year ended  December 31, 2011, as filed with the Securities and Exchange Commission on the date hereof (the “report”), each of the undersigned certifies, pursuant to 18 U.S.C. Section 1350, that to his knowledge:

(1)      the report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)      the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the registrant.

Dated:	February 22, 2012
/s/ Thomas L. Millner
Thomas L. Millner
President and Chief Executive Officer

/s/ Ralph W. Castner
Ralph W. Castner
Executive Vice President and Chief Financial Officer